Exhibit 99.1

News

WJ Communications Announces First Quarter 2008 Financial Results

SAN JOSE, Calif. – May 6, 2008 – WJ Communications, Inc. (NASDAQ: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced results for the first quarter ended March 30, 2008.

On March 10, 2008, the Company announced its entry into an agreement by which TriQuint Semiconductor, Inc. (NASDAQ: TQNT) will acquire all of the outstanding shares of the Company in exchange for $1.00 per share in cash, implying a total purchase price of approximately $72.0 million. Proxy materials pertaining to the transaction were mailed to the Company’s stockholders on April 10, 2008 and a special meeting of stockholders is scheduled for May 22, 2008 to consider and vote upon the proposed merger agreement. The transaction is expected to close, in the event of approval by the Company’s stockholders, shortly after the meeting.

Revenue for the first quarter of 2008 was $10.3 million, which was in line with the Company’s guidance, compared to revenue of $10.6 million in the fourth quarter of 2007 and $10.8 million in the same period one year ago.

“Our first quarter was highlighted by our first two production orders for our MCM chipset targeted at the TD-SCDMA rollout in China,” commented Bruce Diamond, President and Chief Executive Officer of WJ Communications. “Going forward, we believe the enhanced scale that will result from the TriQuint transaction will lead to a greater level of market penetration for many of the innovative products that WJ has produced over the last several years. We look forward to the transaction closing and furthering our success as a combined company.”

Net loss for the first quarter was $2.9 million, or ($0.04) per share, and included $1.2 million in expenses related to the TriQuint transaction. This compared to a net loss of $738,000, or ($0.01) per share, in the fourth quarter of 2007 and a net loss of $4.4 million, or ($0.07) per share, in the first quarter of 2007. Stock compensation charges were $822,000 in the first quarter of 2008, compared to $843,000 in the fourth quarter of 2007 and $875,000 in the year ago period.

EBITDA for the first quarter was a loss of $1.6 million. Adjusted EBITDA for the first quarter, which excludes $1.2 million in expenses related to the TriQuint transaction and the $4,000 of income from restructuring, was a loss of $354,000. This compares to EBITDA of $290,000 in the fourth quarter of 2007, which included a restructuring benefit of $669,000 and a loss of $2.7 million in the same period one year ago, which included a restructuring charge of $212,000. Removing the effects of the expenses related to the TriQuint transaction and restructuring charges and benefits, first quarter EBITDA improved by approximately $25,000 compared to the fourth quarter of 2007.

News

Gross margin for the first quarter of 2008 was 45.2 percent, compared to 44.8 percent in the fourth quarter of 2007 and 44.3 percent in the same period a year ago. Operating expenses for the quarter totaled $6.3 million, which excludes $1.2 million in transaction related expenses. This compares to $6.0 million in the previous quarter, which included a restructuring benefit of $669,000, and $9.5 million in the same period one year ago.

Cash, cash equivalents and short-term investments as of March 30, 2008 were $15.1 million, compared to $16.7 million as of December 31, 2007.

A reconciliation of non-GAAP to GAAP results is provided in the table below and on the Company’s website.

First Quarter 2008 Financial Results Conference Call

WJ Communications will host a conference call and Web cast with investors today, Tuesday, May 6, 2008, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the first quarter 2008 financial results. Investors and other interested parties may access the call by dialing 800-257-7063 (+1-303-262-2006 outside of the U.S.), with the Reservation ID 11113828, at least 10 minutes prior to the start of the call. In addition, an audio Web cast will be available in the Investor Relations section of the Company’s Web site at www.wj.com. Following the live Web cast, an archived version will be available on the Company’s Web site.

Forward-Looking Statements

This release contains forward-looking statements as to certain expected Company actions and goals. These forward-looking statements and others made by the Company are not historical facts but rather are based on current expectations and our beliefs. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933 and are subject to the safe harbor created by that section. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the actual closing of the TriQuint transaction, the actual timing of the closing of the TriQuint transaction being affected by unexpected delays and any failure to satisfy the closing conditions to the transaction, the Company’s actual performance in the second quarter of 2008 and fiscal year 2008 and the risk factors contained in the Company’s Form 10-K for year ended 2007, Form 10-Q, and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

News

For those of you who are Stockholders of WJ Communications, Inc. please read the information below:

Additional Information and Where to Find It

In connection with the proposed TriQuint transaction, a proxy statement of WJ Communications, Inc. and other materials have been filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors can obtain free copies of the proxy statement as well as other filed documents containing information at http://www.sec.gov, the SEC’s free Internet site. Free copies of WJ Communications, Inc.’s SEC filings are also available on its Internet site at http://www.wj.com.

WJ Communications, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from WJ Communications, Inc.’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of WJ Communications, Inc. is included in its definitive proxy statement for its 2007 annual meeting filed with the SEC on June 20, 2007. More detailed information regarding the special interests of the executive officers and directors in the transaction, if any, is set forth in the proxy statement and other materials filed with SEC in connection with the proposed transaction.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Ryan Bright
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 159
gregory.miller@wj.com	claudia.lin@wj.com	rbright@sheltongroup.com

~ Financial Tables to Follow ~

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2008	April 1 2007
Net sales	$10,253	$10,757

Cost of goods sold	5,622	5,988

Gross profit	4,631	4,769

Operating expenses:
Research and development	2,737	5,497
Selling and administrative	4,842	3,830
Restructuring charges (credits)	(4)	212

Total operating expenses	7,575	9,539

Loss from operations	(2,944)	(4,770)
Interest income	97	263
Interest expense	(16)	(14)
Other income—net	5	120

Loss before income taxes	(2,858)	(4,401)
Income tax provision	25	—

Net loss	$(2,883)	$(4,401)

Basic and diluted net loss per share	$(0.04)	$(0.07)

Basic and diluted average weighted shares	68,667	67,484

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 30, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,844	$14,018
Short-term investments	1,303	2,698
Receivables (net of allowances of $445 and $440, respectively)	7,351	6,977
Inventories	6,375	6,443
Other current assets	984	1,144

Total current assets	29,857	31,280

PROPERTY, PLANT AND EQUIPMENT, net	5,285	5,511
Goodwill	6,834	6,834
Intangible assets, net	625	692
Other assets	179	179

	$42,780	$44,496

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	5,911	3,926
Accrued liabilities	3,089	3,262
Income tax contingency liability	71	54
Deferred margin on distributor inventory	2,027	2,687
Restructuring accrual	3,310	3,182

Total current liabilities	14,408	13,111

Restructuring accrual	7,084	7,941
Other long-term obligations	556	597

Total liabilities	22,048	21,649

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	712	709
Treasury stock	(25)	(24)
Additional paid-in capital	213,737	212,972
Accumulated deficit	(193,693)	(190,810)
Other comprehensive gain	1	—

Total stockholders’ equity	20,732	22,847

	$42,780	$44,496

WJ Communications Inc. and Subsidiaries

Unaudited Reconciliation of Non-GAAP Financial Measures

(in thousands)

	Three Months Ended
	March 30, 2008	April 1, 2007
GAAP loss from operations	$(2,944)	$(4,770)
Depreciation and amortization expense	539	1,202
Stock-based compensation	822	875

EBITDA	(1,583)	(2,693)
Merger transaction expenses	1,233	—
Restructuring charges (credits)	(4)	212

Adjusted EBITDA	$(354)	$(2,481)